Exhibit 24
POWER OF ATTORNEY
     The undersigned directors and/or officers of Dana Corporation hereby constitute and appoint Michael J. Burns, Michael L. DeBacker, Richard J. Dyer, M. Jean Hardman and Kenneth A. Hiltz, and each of them, severally, their true and lawful attorneys-in-fact with full power for and on their behalf to execute Dana Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including any and all amendments thereto, in their names, places and stead in their capacity as directors and/or officers of Dana Corporation, and to file the same with the Securities and Exchange Commission on behalf of Dana Corporation under the Securities Exchange Act of 1934, as amended.
     This Power of Attorney shall be effective as of March 1, 2007, and shall end automatically as to each undersigned upon the termination of his or her service as a director and/or officer of Dana Corporation.

/s/ A. C. Baillie A. C. Baillie	/s/ M. R. Marks M. R. Marks

/s/ D. E. Berges D. E. Berges	/s/ R. B. Priory R. B. Priory

/s/ E. M. Carpenter	/s/ M. J. Burns

E. M. Carpenter	M. J. Burns

/s/ R. M. Gabrys	/s/ M. L. DeBacker

R. M. Gabrys	M. L. DeBacker

/s/ S. G. Gibara	/s/ R. J. Dyer

S. G. Gibara	R. J. Dyer

/s/ C. W. Grisé	/s/ M. J. Hardman

C. W. Grisé	M. J. Hardman

/s/ J. P. Kelly	/s/ K. A. Hiltz

J. P. Kelly	K. A. Hiltz